Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the shareholders and the Board of Directors of Criteo S.A.

We consent to the incorporation by reference in Registration Statement Nos. 333-192024, 333-197373, 333-207658, 333-212722, 333-219496 and 333-226367 on Form S-8 of our reports, dated March 1, 2019, relating to the consolidated financial statements of Criteo S.A. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Deloitte & Associés
Paris-La-Défense, France
March 1, 2019